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                                                                EXHIBIT 10.4.7
                                                                --------------
                              DISTRIBUTOR AGREEMENT
                              ---------------------

         Effective August 20, 1990, the Brunswick Golf group of the Brunswick Division, Brunswick Corporation, having a place of business at 535 Migeon Avenue, Torrington, Connecticut 06790 U.S.A. (hereafter referred to as "BRUNSWICK") and Infinity Golf having a place of business at P.O. Box 190, New Westminster, British Columbia, V3L 4Y4, Canada (hereafter referred to as "INFINITY GOLF") agree as follows:

ARTICLE 1. BACKGROUND
---------------------

         BRUNSWICK is in the business of designing and manufacturing golf club shafts. INFINITY GOLF desires to act as a distributor of certain of such shafts in Canada.

ARTICLE 2. DEFINITIONS
----------------------

         As used in this Agreement, the following terms, set forth in upper case letters, shall have the meanings stated below, opposite each term:

         2.1 PRECISION FM PRODUCTS -- BRUNSWICK's golf club shafts identified in Appendix 1-A as available for purchase and sale by INFINITY golf under this Agreement.

         2.2 BRUNSWICK GOLF PRODUCTS -- BRUNSWICK's golf club shafts identified in Appendix 1-B as available for purchase and sale by INFINITY GOLF under this Agreement.

         2.3 TERRITORY -- the geographical area described in Appendix 1-C.

         2.4 BRUNSWICK GOLF PRODUCTS HOUSE ACCOUNTS -- Customers within the TERRITORY directly served by BRUNSWICK and specifically identified in Appendix 1-D.

ARTICLE 3. AUTHORIZATION
------------------------

         3.1 BRUNSWICK appoints INFINITY GOLF as its sole agent for the import and sale of PRECISION FM PRODUCTS within the TERRITORY.

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         3.2 BRUNSWICK appoints INFINITY GOLF as its non-exclusive agent for the import and sale of BRUNSWICK GOLF PRODUCTS to the HOUSE ACCOUNTS.

         3.3 Orders for PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS by INFINITY GOLF shall be in accord with prices and terms established by BRUNSWICK. Acceptance of any order shall be at the discretion of BRUNSWICK.

         3.4 BRUNSWICK shall have the right to make modifications in PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS, and sales terms for PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS, upon thirty (30) days written notice to INFINITY GOLF.

         3.5 BRUNSWICK shall have the right to make modifications in TERRITORY and HOUSE ACCOUNTS, upon one hundred twenty (120) days written notice to INFINITY GOLF or upon written consent of INFINITY GOLF.

ARTICLE 4. ORDERS, PAYMENTS
---------------------------

         4.1 For orders shipped to INFINITY GOLF for its stocking requirements to meet the needs of its customers in the TERRITORY, INFINITY GOLF shall purchase PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS at the prices in effect and accepted by BRUNSWICK pursuant to Article 3.3.

         4.2 All payments made to BRUNSWICK shall be in United States Dollars. Past-due payments (i.e., payments made more than forty-five [45] days after the date of invoice) shall accrue interest at the prevailing prime rate of CITIBANK, N.A., New York, plus five percent (5%), based on the rate in effect on the last banking day prior to the date of accrual. Interest from the date of accrual shall also be considered a past-due payment.

ARTICLE 5. SALES OBLIGATIONS -- INFINITY GOLF
---------------------------------------------

         INFINITY GOLF shall use its best efforts to promote the sale of PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS, such as:

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         5.1 DILIGENT PROMOTION OF SALES -- execute a systematic program of
TERRITORY coverage and diligently pursue sales leads and orders.

         5.2 SUPPLY OF INFORMATION -- provide BRUNSWICK with all useful information relating to competitive products in the TERRITORY, product requirements of customers, and potential applications of PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS.

         5.3 SALES FORECAST -- provide BRUNSWICK with an annual sales forecast for each PRECISION FM PRODUCT and BRUNSWICK GOLF PRODUCT.

         5.4 CUSTOMER ASSISTANCE -- ensure that the customer is instructed in the proper use of the PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS and provide additional assistance to aid customer in the maintenance of the PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS purchased.

         5.5 MAINTENANCE OF UP-TO-DATE KNOWLEDGE OF PRECISION FM PRODUCTS AND BRUNSWICK GOLF PRODUCTS -- attend sales meetings, read PRECISION FM PRODUCT and BRUNSWICK GOLF PRODUCT information provided by BRUNSWICK.

         5.6 MAINTENANCE OF SALES FORCE -- maintain a properly trained and experienced sales force and facilities adequate to service customer needs.

ARTICLE 6. SALES OBLIGATIONS -- BRUNSWICK
-----------------------------------------

         6.1 BRUNSWICK shall, without charge, provide INFINITY GOLF catalogs, promotional materials, and samples deemed to be appropriate by BRUNSWICK.

         6.2 BRUNSWICK will make reasonable efforts to promptly deliver all orders submitted by INFINITY GOLF, provided that BRUNSWICK shall not be liable for any failure or delay in delivery.

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ARTICLE 7. WARRANTY OBLIGATIONS, HOLD HARMLESS
----------------------------------------------

         7.1 A printed warranty is issued to the original purchaser of PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS. With respect to PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS purchased by and thereafter sold by INFINITY GOLF, such warranty shall extend to INFINITY GOLF's original purchaser. No warranties, other than such printed warranty, shall extend to PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS.

         7.2 BRUNSWICK shall hold INFINITY GOLF harmless from all losses and claims arising out of inherent defects in PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS existing at the time such PRECISION FM PRODUCTS and/or BRUNSWICK GOLF PRODUCTS are shipped by BRUNSWICK, provided that INFINITY GOLF gives BRUNSWICK immediate notice of any such claim and cooperates to all reasonable extent with BRUNSWICK in the defense and settlement thereof. INFINITY GOLF shall hold BRUNSWICK harmless from all claims arising out of INFINITY GOLF's or its customers' modification of PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS or other abnormal uses or uses not in accord with BRUNSWICK's recommendations.

ARTICLE 8. PROTECTION OF BRUNSWICK's TRADEMARKS AND PROPRIETARY INFORMATION
---------------------------------------------------------------------------

         8.1 INFINITY GOLF shall not use BRUNSWICK's or its parent's trade names or trademarks in its business title and shall not otherwise use such tradenames or trademarks except in connection with the promotion and sale of PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS and then only in accord with BRUNSWICK's prior written approval. Upon termination of this Agreement, INFINITY GOLF shall cease all use of such tradenames and trademarks.

ARTICLE 9. TERM
---------------

         9.1 Either party may terminate this Agreement by giving written notice to the other party, not less than one hundred twenty (120) days prior to the date such termination is to become effective.

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         9.2 Either party shall have the right to terminate this Agreement, upon a material breach by the other party. The aggrieved party shall initially notify the other in writing, describing with particularity the nature of the breach as it applies to the provisions of this Agreement. If the other party has not cured the breach within thirty (30) days of such initial notice, the aggrieved party may terminate the Agreement, effective seven (7) days from the dispatch thereof.

         9.3 Either party may terminate this Agreement upon written notice to the other in the event the other becomes insolvent, files a petition in bankruptcy or in insolvency, or if such a petition is filed against it by its creditors and is not removed within three (3) months.

         9.4 Upon termination, rights granted to INFINITY GOLF shall terminate, provided that such termination shall not affect any rights and/or obligations which from the context thereof are intended to survive, such as INFINITY GOLF's rights and/or obligations under Articles 4.2, 7.1, 7.2, 8, 9.7, 10.3 and 10.6.

         9.5 Expiration or termination shall not: (a) preclude INFINITY GOLF from selling PRECISION FM PRODUCTS and/or BRUNSWICK GOLF PRODUCTS already in its possession, to third parties; or (b) obligate BRUNSWICK to repurchase any such PRECISION FM PRODUCTS and/or BRUNSWICK GOLF PRODUCTS from INFINITY GOLF.

         9.6 Upon termination, neither party shall be liable to the other for any losses of prospective profits or earnings, or any other loss or other compensation arising as a result of such termination.

         9.7 Upon termination, INFINITY GOLF shall provide BRUNSWICK with a listing of all customer orders outstanding for delivery within a period of not more than one hundred and eighty (180) days from the date of notice of termination and a listing of PRECISION FM PRODUCTS and BRUNSWICK GOLF PRODUCTS on hand in inventory. BRUNSWICK shall proceed with due diligence to deliver to INFINITY GOLF any and all PRECISION FM


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PRODUCTS and BRUNSWICK GOLF PRODUCTS contained in the said orders required by
INFINITY GOLF to meet the ship dates specified and shall not, whether for its own account or jointly with others, alter any of the said orders or ship dates without the mutual consent of INFINITY GOLF and the customer.

ARTICLE 10.  MISCELLANEOUS PROVISIONS
-------------------------------------

         10.a ASSIGNMENT -- This Agreement shall be binding upon and inure to the benefit of the successors of the respective parties hereto, provided that this Agreement shall not be assigned by INFINITY GOLF without the consent of BRUNSWICK.

         10.2 ENTIRE AGREEMENT -- This Agreement sets forth the entire agreement between the parties and supercedes all prior discussions between them as to the subject matter hereof.

         10.3 ARBITRATION AND GOVERNING LAW -- In the event the parties are unable to settle a dispute arising out of or in relation to this Agreement, such dispute shall be settled under the rules of Conciliation & Arbitration of the International Chamber of Commerce by three impartial arbitrators appointed in accord therewith. Such arbitration shall be conducted in Toronto, Canada, and the interpretation of this Agreement shall be governed by the laws of the State of Illinois, U.S.A. The arbitration award shall be final, and judgement thereon may be intered in any court having jurisdiction thereof.

         10.4 NEGATION OF WAIVER -- Any failure of BRUNSWICK to enforce any of the terms of this Agreement shall not constitute a waiver of BRUNSWICK's right to strictly enforce such provisions in the future.

         10.5 NEGATION OF AGENCY -- Nothing contained herein shall be construed that either party is a partner or agent of the other, and neither party shall in any way pledge the other's credit. INFINITY GOLF is not authorized to otherwise bind BRUNSWICK to any agreement or to make collections without BRUNSWICK's specific authorization.

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         10.6 NON-COMPETITION -- During the term of this Agreement and for one
(1) year thereafter, INFINITY GOLF shall not, whether as principal or agent, or whether for INFINITY GOLF's own account or jointly with others, solicit orders or sell any products in the TERRITORY as Frequency Matched products other than PRECISION FM PRODUCTS.

         10.7 FORCE MAJEURE -- Failure in performance of any obligation assumed hereunder by either party shall not be deemed a breach of this Agreement, if such failure arises from a cause beyond the control of such party. The party failing to perform as a result of such "Force Majeure" shall (i) promptly inform the other as to such cause(s) and (ii) make a good faith attempt (taking into account cost to party failing to perform) either to remove such cause(s) or to utilize reasonable alternatives to effect equivalent performance.

ARTICLE II. NOTICE
------------------

         All notices and reports required to be given hereunder shall be deemed to have been properly given as of the date of the dispatch thereof, if sent by registered airmail, addressed if sent to BRUNSWICK as follows:

                           Brunswick Golf

                           535 Migeon Avenue

                           Torrington, Connecticut 06790

                           U.S.A.

                           Attention:  Director, Marketing

or if sent to INFINITY GOLF as follows:

                           Infinity Golf

                           P. O. Box 190

                           West Westminster, British Columbia V3L 4Y4

                           Canada

or to such other address of which either party has notified the other in writing.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and to be effective as of the day and year first above written.

                                                 BRUNSWICK CORPORATION
                                                 BRUNSWICK DIVISION

                                                 By:      /s/ Thomas C. Moritz
                                                    ---------------------------
                                                 Title:   Director of Marketing

                                                 INFINITY GOLF


                                                 By:      /s/ Jill Brown
                                                    ---------------------------
                                                 Title:   President

                                                 By:
                                                    ---------------------------
                                                 Title:
                                                       ------------------------
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                                  APPENDIX - I
                                  ------------


A.  PRECISION FM PRODUCTS -     Shafts which have been frequency matched using a
                                frequency analyzer, including those identified as PRECISION FM, PRECISION FW, PRECISION MW, and
                                PRECISION FIBREMATCH.

B.  BRUNSWICK GOLF PRODUCTS -   All BRUNSWICK shafts other than PRECISION FM
                                PRODUCTS.

C.  TERRITORY -  All the provinces of Canada.

D.  HOUSE ACCOUNTS -            Sportsline International, Ltd.
                                Charles W. Stager Associates
                                Torkos Brothers
                                Cosmo Golf


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